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                                                                    EXHIBIT 10.2


                          PRICE DETERMINATION AGREEMENT






January 22, 1997





PAINEWEBBER INCORPORATED
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

                  Reference is made to the Underwriting Agreement dated January 22, 1997 (the "Underwriting Agreement"), by and between Bay Apartment Communities, Inc., a Maryland corporation (the "Company") and PaineWebber Incorporated (the "Underwriter"). The Underwriting Agreement provides for the purchase by the Underwriter from the Company, subject to the terms and conditions set forth therein, of an aggregate of 1,400,000 shares (the "Firm Shares") of the Company's common stock, par value $.01 per share. This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

                  Pursuant to Section 3 of the Underwriting Agreement, the undersigned agrees with the Underwriter as follows:

                  The public offering price per share for the Firm Shares shall be $37.125.

                  The purchase price per share for the Firm Shares to be paid by the Underwriter shall be $35.265 representing an amount equal to the public offering price set forth above, less $1.86 per share.

                  The Company represents and warrants to the Underwriter that the representations and warranties of the Company set forth in Section 2 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

                  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.




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PAINEWEBBER INCORPORATED
January 22, 1997


                  If the foregoing is in accordance with your understanding of the agreement between the Underwriter and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement between the Underwriter and the Company in accordance with its terms and the terms of the Underwriting Agreement.


                                       Very truly yours,

                                       BAY APARTMENT COMMUNITIES, INC.



                                       By:    /s/ Gilbert M. Meyer
                                       Name:  Gilbert M. Meyer
                                       Title: President




ACCEPTED as of the date first above written.


PAINEWEBBER INCORPORATED

         By: /s/ Frederick T. Caven, Jr.
         Name: Frederick T. Caven, Jr.
         Title: Managing Director




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